Report of Independent Registered Public
Accounting Firm

To the Shareholders and
Board of Trustees of DWS Variable Series
II

In planning and performing our audits of the financial statements of DWS Variable
Series
II, comprising the Funds identified in
Appendix A, as of and for the year ended
December 31, 2006, in accordance with the standards of the Public Company
Accounting
Oversight Board (United States), we
considered its internal control over
financial
reporting, including control activities
for safeguarding securities, as a basis
for designing
our auditing procedures for the purpose
of expressing our opinion on the
financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose
of expressing an opinion on the
effectiveness of DWS Variable Series II's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of DWS Variable Series II is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of DWS Variable Series
II's internal control over financial
reporting
was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting
Oversight Board (United States). However, we noted no deficiencies in DWS Variable
Series II's internal control over
financial reporting and its operation,
including controls
for safeguarding securities, that we
consider to be a material weakness as
defined above
as of December 31, 2006.

This report is intended solely for the
information and use of management and the Board of Trustees of DWS Variable Series II and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



	/s/ Ernst & Young LLP

Boston, Massachusetts
February 14, 2007


Appendix A


DWS Variable Series II:

  1.  DWS Balanced VIP
  2.  DWS Blue Chip VIP
  3.  DWS Conservative Allocation VIP
  4.  DWS Core Fixed Income VIP
  5.  DWS Davis Venture Value VIP
  6.  DWS Dreman High Return Equity VIP
  7.  DWS Dreman Small Mid Cap Value VIP
(formerly DWS Dreman Small Cap Value VIP)
  8.  DWS Global Thematic VIP
  9.  DWS Government & Agency Securities
VIP
10.  DWS Growth Allocation VIP
11.  DWS High Income VIP
12.  DWS International Select Equity VIP
13.  DWS Janus Growth & Income VIP
14.  DWS Large Cap Value VIP
15.  DWS Mid Cap Growth VIP
16.  DWS Moderate Allocation VIP
17.  DWS Money Market VIP
18.  DWS Small Cap Growth VIP
19.  DWS Strategic Income VIP
20.  DWS Technology VIP
21.  DWS Turner Mid Cap Growth VIP